Exhibit 10.10

Supplementary Agreement

Risk and Return Transfer Agreement with Pan Hou Wei Ran - PHC Commodity Equity Interest Swap No.1

This Supplementary Agreement to the Risk and Return Transfer Agreement of Pan Hou Wei Ran — PHC Commodity Equity Interest Swap Fund No.1 (this “Supplementary Agreement”) is signed by the following parties at Shanghai, China on Column A

Column B, with legal address at Column C (“Party A”);

Pan Hou Wei Ran - PHC Commodity Equity Interest Swap Fund No.1 represented by Pan Hou Wei Ran (Shanghai) Asset Management Co., Ltd. (“Party B”), a private equity fund company incorporated legally and registered at the fund trade association, with legal address at No.1112-5, Lane 528, New Jinlong Street, Zhujing Town, Jinshan District, Shanghai, serving as the fund manager of Pan Hou Wei Ran- PHC Commodity Equity Interest Swap Fund No.1;

The above mentioned parties are collectively referred to as “Parties”.

Whereas:

Both parties have signed the Risk and Return Transfer Agreement with Pan Hou Wei Ran - PHC Commodity Equity Interest Swap Fund No.1 (hereinafter referred to as the “Master Agreement”) on Column D, reaching agreements for transferring net gains and losses resulting from Party A’s trading positions on the exchange that Party A operates on.

Now as the term “net gains and losses” in the Master Agreement shall be further defined, the Master Agreement is supplemented as follows through friendly negotiations between both parties:

1.              If Party A’s customer incurs negative equity where his trading deposits are insufficient to cover the trading losses, such customer’s deposit balance due to Party A shall not be included in the net gains of Party A, thus Party A has no need to make payment to party B for the same.

2.              This Supplementary Agreement effectively supplements the Master Agreement. The remaining provisions of the Master Agreement which are not mentioned in this Supplementary Agreement shall continue to be valid and fulfilled by both parties.

3.              This Supplementary Agreement shall be executed in two counterparts, and each party will hold one counterpart. All of the counterparts shall have the equal legal effect and shall become effective after signed and chopped by both parties.

[Signature Page to the Supplemental Risk and Return Transfer Agreement]

Column B		Pan Hou Wei Ran (Shanghai)
Asset Management Co., Ltd.

(Seal)		(Seal)

Signature of legal representative:	/s/ Column E	Signature of legal representative:	/s/ Xuwei Yang

Schedule A to the Supplementary Risk and Return Transfer Agreement

	Column A	Column B	Column C	Column D	Column E

1	November 19, 2015	Tianjin Rong Jin Hui Yin Precious Metal Management Co., Ltd.	Rm. 28-1-2010, Shangwuyuan West District, Zhong Xin Road, Konggang Economic Area, Tianjin, China	September 30, 2015	Songzhi Hu

2	November 19, 2015	Guangdong Jin Xiang Yin Rui Precious Metal Management Co., Ltd.	No.13 of Room 1601, Bld#16, Nansha Financial Building, No.171 Haibin Road, Nansha District, Guangzhou, China	September 30, 2015	Dikuo Bo

3	November 19, 2015	Guangdong Sheng Ding Precious Metal Management Co., Ltd.	No.15 of Room 1601, Bld#16, Nansha Financial Building, No.171 Haibin Road, Nansha District, Guangzhou, China	October 22, 2015	Binhui Song